Exhibit 3(i).8

CORRECTED FIRST AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CLIMACOOL, INC.

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

ClimaCool, Inc., a corporation organized and existing under and by virtue of the laws of the State of Oklahoma (the “Corporation”), does hereby certify as follows:

A.	The First Amendment to the Amended and Restated Certificate of Incorporation of the Corporation was filed under the name ClimaCool, Inc. with the Secretary of State of Oklahoma on September 28, 2000.

B.	This Corrected First Amendment to the Amended and Restated Certificate of Incorporation of the Corporation is filed pursuant to Section 1007(F) of the Oklahoma General Corporation Act to correct an inaccuracy or defect in the First Amendment to the Amended and Restated Certificate of Incorporation of the Corporation.

C.	The inaccuracy or defect in said First Amendment to the Amended and Restated Certificate of Incorporation of the Corporation to be corrected is as follows:

Paragraph 1 of the First Amendment to the Amended and Restated Certificate of Incorporation of the Corporation relating to the name of the Corporation was incorrectly stated and is hereby deleted in its entirety and a new Paragraph 1 is substituted therefor as set forth below.

D.	Paragraph 1 of the First Amendment to the Amended and Restated Certificate of Incorporation of the Corporation is corrected as follows:

“1. Article First of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by striking the name “MultiClima Holdings, Inc.” and substituting the following new name of the Corporation in lieu thereof: “ClimaCool Corp.”

IN WITNESS WHEREOF, for the purpose of correcting an inaccuracy or defect in the amending the name of a corporation under the laws of the State of Oklahoma, the undersigned, being the Chairman of the Board of the Corporation, does certify that the facts herein stated are true, and accordingly, has hereunto set his hand this 18th day of October, 2000 as the act and deed of the Corporation.

/s/ Jack E. Golsen
Jack E. Golsen, Chairman of the Board

ATTEST:

/s/ David R. Goss
Secretary

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FIRST AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MULTICLIMA HOLDINGS, INC.

TO:	The Secretary of State

State of Oklahoma

101 State Capitol Building

Oklahoma City, Oklahoma 73105

MultiClima Holdings, Inc., an Oklahoma corporation (the “Corporation”), for the purpose of amending its Amended and Restated Certificate of Incorporation, as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies as follows:

1. Article First of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by striking the name “MultiClima Holdings, Inc.” and substituting the following new name of the Corporation in lieu thereof: “ClimaCool, Inc.”

2. There are no changes to Articles Second through Ninth of the Amended and Restated Certificate of Incorporation of the Corporation.

3. The First Amendment to the Amended and Restated Certificate of Incorporation of the Corporation was (i) approved by the Board of Directors of the Corporation, (ii) submitted to the shareholder of the Corporation for approval, and (iii) duly adopted and approved by the shareholder of the Corporation.

SUCH FIRST AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION WAS DULY ADOPTED IN ACCORDANCE WITH SECTION 1077 OF TITLE 18 OF THE OKLAHOMA GENERAL CORPORATION ACT.

IN WITNESS WHEREOF, the undersigned does cause this First Amendment to the Amended and Restated Certificate of Incorporation of the Corporation to be signed by its President and attested by its Secretary this 28th day of September, 2000.

MULTICLIMA HOLDINGS, INC.
ATTEST:

By:	/s/ David R. Goss	By:	/s/ Jack E. Golsen
	Secretary		President

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

LSB INTERNATIONAL CORP.

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

LSB International Corp., a corporation organized and existing under and by virtue of the laws of the State of Oklahoma (the “Corporation”), does hereby certify as follows:

A. The Corporation’s original Certificate of Incorporation was filed under the name LSB International Corp. with the Secretary of State of the State of Oklahoma on August 25, 1992.

B. This Amended and Restated Certificate of Incorporation of the Corporation restates, integrates and amends the Certificate of Incorporation of the Corporation.

C. In accordance with Sections 1080 and 1077 of the Oklahoma General Corporation Act, this Amended and Restated Certificate of Incorporation of the Corporation was (i) approved by the Board of Directors of the Corporation, (ii) submitted to the shareholder of the Corporation for approval, and (iii) duly adopted and approved by the shareholder of the Corporation.

D. The text of the Certificate of Incorporation of the Corporation is amended hereby and restated to read in full as set forth herein.

FIRST: Name. The name of this corporation is MultiClima Holdings, Inc. (hereafter this “Corporation”).

SECOND: Registered Office. The name and address of the registered agent of this Corporation in the State of Oklahoma and the address of the registered office of this Corporation in the State of Oklahoma, which is the same as the address of its registered agent, are:

David M. Shear, General Counsel

16 South Pennsylvania

Oklahoma City, Oklahoma 73107

THIRD: Term. The term of this Corporation shall be perpetual.

FOURTH: Purpose. The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the Oklahoma General Corporation Act.

FIFTH: Capital Stock. This Corporation is authorized to issue only one (1) class of shares of capital stock, to be designated “Common Stock.” The total number of shares of Common Stock which this Corporation shall have authority to issue and the par value of each share of Common Stock are as follows:

Total Number Of Shares	Par Value of Each Share	Total Authorized Common Stock
50,000	$1.00	$50,000.00

SIXTH: Internal Affairs. The following constitute provisions for the regulation of internal affairs of this Corporation:

(a) Bylaws. The Bylaws for the governing of this Corporation may be adopted, amended, altered, repealed, or readopted by the Board of Directors at any stated or special meeting of such board or by the written consent of all directors. The powers of such directors in this regard shall at all times be subject to the rights of the shareholders to adopt, alter or repeal such Bylaws at any annual or special meeting of shareholders or by written consent of a majority of the shareholders.

(b) Number of Directors. The number of directors of this Corporation shall be specified in the Bylaws. Election of directors need not be by ballot unless the Bylaws so provide.

(c) Stock. The number of authorized shares of any class or classes of stock may, by amendment to the Corporation’s Amended and Restated Certificate of Incorporation, be increased or decreased, but not below the number of shares of such class or classes then outstanding, by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 1077(B)(2) of the Oklahoma General Corporation Act.

(d) Contracts. To the extent permitted by law, no contract or transaction between the Corporation and one or more of the Corporation’s directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation’s directors or officers are directors or officers or have a financial interest, will be void or voidable solely for this reason, or solely because the Corporation’s directors or officers are present at or participate in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because the Corporation’s directors or officers or their votes are counted for such purposes.

SEVENTH: Creditors Arrangements. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of this Corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 1106 of the Oklahoma General Corporation Act or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 1100 of the Oklahoma General Corporation Act, may order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the

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court directs. If a majority in the number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of this Corporation, as the case may be, and also on this Corporation.

EIGHTH: Director’s Liability; Indemnification

(a) Director’s Liability. To the maximum extent permitted by the Oklahoma General Corporation Act as it exists on the date hereof or as it may hereafter be amended, no director of this Corporation shall be liable to this Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision will not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, or (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or (c) under Section 1053 of the Oklahoma General Corporation Act, or (d) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article EIGHTH shall apply to or have any effect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

(b) Indemnification. The Corporation will indemnify and advance litigation expenses to its officers, directors, employees and agents and to persons who are or were serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by the Oklahoma General Corporation Act and all other laws of the State of Oklahoma.

NINTH: Amendment. This Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Oklahoma at the time in force may be added or inserted in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon shareholders, directors or any other persons by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Section NINTH.

IN WITNESS WHEREOF, LSB International Corp. has caused this Amended and Restated Certificate of Incorporation to be signed by its President and attested by its Secretary this 23rd day of April, 1999.

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LSB INTERNATIONAL CORP.

By:	/s/ Jack E. Golsen
President

ATTEST:

/s/ David M. Shear
Secretary

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